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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement of China Finance Online Co. Limited on Form S-8 of our report dated June 11, 2004 (which report expresses and unqualified opinion and includes an explanatory paragraph relating to an adoption of an accounting principal) appearing in the Prospectus on Form F-1 of China Finance Online Co. Limited dated October 14, 2004, which is part of this Registration Statement.


/s/ Deloitte Touche Tohmatsu CPA Ltd.
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Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China
April 4, 2005